EXHIBIT 99.1

NAPCO Security Technologies Announces Pricing of Secondary Public Offering of 2,100,000 Shares of Common Stock by Selling Stockholders

AMITYVILLE, N.Y., February 8, 2023 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a leading provider of school safety solutions, announced today the pricing of the previously announced underwritten secondary public offering of 2,100,000 shares of its common stock at an offering price to the public of $31.50 per share (the “Offering”). The shares are being sold by NAPCO’s Chairman of the Board and President and Chief Executive Officer, Richard L. Soloway, and its Chief Financial Officer and Executive Vice President of Operations, Kevin S. Buchel (each, a “Selling Stockholder” and together, the “Selling Stockholders”). Additionally, the Selling Stockholders have granted the underwriters a 30-day option to purchase from them up to an additional 300,000 shares of common stock. The Offering is expected to close on February 13, 2023, subject to customary closing conditions.

NAPCO is not issuing or selling any shares of common stock in the Offering and therefore will not receive any of the proceeds from the sale of common stock in the Offering by the Selling Stockholders.

Needham & Company, LLC and William Blair & Company, L.L.C. are acting as joint book-runners for the Offering.

The securities described above are being offered by the Selling Stockholders pursuant to an effective registration statement on Form S-3ASR (File No. 333-267376) previously filed by the company with the Securities and Exchange Commission (the “SEC”) and automatically effective on September 12, 2022. The securities are being offered only by means of a prospectus. A copy of the preliminary prospectus supplement and the accompanying prospectus relating to and describing the Offering was filed with the SEC. You may obtain copies of these documents free of charge by visiting the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus, and the final prospectus supplement, when available, may also be obtained by contacting: Needham & Company, LLC, 250 Park Avenue, 10th Floor, New York, NY 10177, Attn: Prospectus Department, Email: prospectus@needhamco.com, Telephone: (800) 903-3268 or William Blair & Company, L.L.C. 150 N. Riverside Plaza, Chicago, Illinois 60606 Attn: Prospectus Department, Email: prospectus@williamblair.com, Telephone: (800) 621-0687.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the world's leading manufacturers and service providers of high-tech electronic security devices as well as a leading provider of school safety solutions. The Company consists of four Divisions: NAPCO, plus three wholly-owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the closing of the secondary public offering and the exercise of the option to purchase additional shares. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

Contacts:

Patrick McKillop

Vice President of Investor Relations

NAPCO Security Technologies, Inc.

OP: 800-645-9445 x 374

CP: 516-404-3597

pmckillop@napcosecurity.com